UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 31, 2006

American Financial Realty Trust
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-31678	020604479
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

610 Old York Road, Jenkintown, Pennsylvania		19046
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	215-887-2280

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

See disclosure under Item 5.02 of this Current Report relating to compensation to Harold W. Pote for service as trustee.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective March 31, 2006, Harold W. Pote was elected to the Board of Trustees of American Financial Realty Trust. Mr. Pote will serve as a member of the Board of Trustees' Audit Committee, Compensation and Human Resources Committee and Finance Committee. As compensation for service as trustee, Mr. Pote will receive our established compensation for our independent trustees, which includes (a) a one time grant on March 31, 2006 of 6,000 restricted common shares, which vest in three equal annual installments, (b) a trustee fee of $20,000 per year, (c) an annual grant of restricted stock with a value of $25,000 made at the time of each annual shareholders' meeting, which vest in three equal annual installments with accelerated vesting if the trustee leaves the board, and (d) a fee of $2,000 for each board of trustees meeting attended as well as $2,000 per board committee meeting attended regardless of whether the committee meeting is held on the same day as a board meeting.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Financial Realty Trust

April 4, 2006	By:	Edward J. Matey Jr.

Name: Edward J. Matey Jr.
Title: Executive Vice President and General Counsel